FORM OF PUBLIC WARRANT CERTIFICATE

NUMBER	WARRANTS

THIS WARRANT CERTIFICATE (I) CANNOT BE SEPARATELY TRANSFERABLE BEFORE FIVE BUSINESS DAYS AFTER THE EARLIER OF THE EXPIRATION OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION AND THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OVER-ALLOTMENT OPTION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THIS WARRANT CERTIFICATE BE SEPARATELY TRANSFERABLE BEFORE THE DATE ON WHICH FIRST CLASS NAVIGATION CORPORATION (THE “COMPANY”) FILES WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AN AUDITED BALANCE SHEET REFLECTING RECEIPT OF THE GROSS PROCEEDS OF THE COMPANY’S INITIAL PUBLIC OFFERING AND ISSUES A PRESS RELEASE ANNOUNCING WHEN SUCH SEPARATE TRANSFERABILITY WILL BEGIN AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY’S COMPLETION OF A BUSINESS COMBINATION OR [    ], 2009.

[SYMBOL]	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 2013 OR UPON EARLIER REDEMPTION

FIRST CLASS NAVIGATION CORPORATION

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ______________________________ is the registered holder of a Warrant or Warrants expiring at 5:00 p.m., New York City Time,                     , 2013, or upon earlier redemption (the “Warrant”), to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Shares”), of First Class Navigation Corporation, a Marshall Islands corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i)                 , 2008 or (ii) the consummation by the Company of an acquisition through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, or a combination of any of the foregoing, of one or more vessels or operating businesses in the shipping industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Company’s registration statement on Form F-1 initially filed with the Securities and Exchange Commission on                 , 2009 (File No. 333-148569), as amended (“Business Combination”), such number of Shares of the Company at the price of $7.00 per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); provided, that the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Common Stock is effective and a current prospectus is available for delivery to the Warrant holders. In the event that a registration statement with respect to the

Common Stock underlying a Warrant is not effective under the Act, or a current prospectus is not available, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to redeem all (but not part) of the then outstanding Warrants, with a notice of redemption in writing to the holders of record of the Warrants then outstanding, giving 30 days’ notice of such redemption at any time after such Warrants become exercisable if the last sale price of the Shares has been at least $14.25 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $.01 redemption price.

By		FIRST CLASS NAVIGATION CORPORATION

CORPORATE THE REPUBLIC OF THE MARSHALL ISLANDS
	Chief Executive Officer	SEAL 2007	Secretary

COUNTERSIGNED

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Warrant Agent

Authorized Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                     hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                               Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE